As filed with the Securities and Exchange Commission on August 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRA International, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2372210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

CRA International, Inc. Amended and Restated 2006 Equity Incentive Plan
(Full title of the plan)

Paul Maleh

CRA International, Inc.

200 Clarendon Street, T-9

Boston, Massachusetts 02116

(Name and address of agent for service)

(617) 425-3000

(Telephone number, including area code, of agent for service)

WITH COPIES TO:

Alex Aber, Esq.	Richard Aftanas, Esq.	Jonathan D. Yellin, Esq.
Hogan Lovells US LLP	Hogan Lovells US LLP	CRA International, Inc.
125 High Street	390 Madison Avenue	200 Clarendon Street, T-9
Boston, Massachusetts 02110	New York, New York	Boston, Massachusetts 02116
(617) 371-1000	(212) 918-3000	(617) 425-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Explanatory Note

This registration statement relates to the registration of an additional 500,000 shares of common stock issuable pursuant to our Amended and Restated 2006 Equity Incentive Plan, as amended, which we refer to as the 2006 Plan. Pursuant to General Instruction E to Form S-8, we incorporate by reference into this registration statement the contents of our registration statement on Form S-8 (File No. 333-133450) filed with the Securities and Exchange Commission, or the SEC, on April 21, 2006, relating to the registration of 1,500,000 shares of our common stock issuable under the 2006 Plan, our registration statement on Form S-8 (File No. 333-164621) filed with the SEC on February 1, 2010, relating to the registration of 210,000 shares of our common stock issuable under the 2006 Plan, our registration statement on Form S-8 (File No. 333-170142) filed with the SEC on October 26, 2010, relating to the registration of 1,464,000 shares of our common stock issuable under the 2006 Plan, our registration statement on Form S-8 (File No. 333-184916) filed with the SEC on November 13, 2012, relating to the registration of 1,700,000 shares of our common stock issuable under the 2006 Plan, our registration statement on Form S-8 (File No. 333-221263) filed with the SEC on November 1, 2017, relating to the registration of 400,000 shares of our common stock issuable under the 2006 Plan and our registration statement on Form S-8 (File No. 333-228783) filed with the SEC on December 13, 2018, relating to the registration of 375,000 shares of our common stock issuable under the 2006 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the SEC, are incorporated by reference in this registration statement:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 2, 2023;
(b)	Our quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2023 filed with the SEC on May 4, 2023;
(c)	Our quarterly report on Form 10-Q for the fiscal quarter ended July 1, 2023 filed with the SEC on August 3, 2023;
(d)	Our current report on Form 8-K filed with the SEC on March 2, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 contained therein);
(e)	Our current report on Form 8-K filed with the SEC on April 13, 2023;
(f)	Our current report on Form 8-K filed with the SEC on July 17, 2023; and
(g)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 17, 1998.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.

Item 8. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated 2006 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on July 17, 2023).
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page of this registration statement).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, the Commonwealth of Massachusetts, on this 3rd day of August, 2023.

CRA INTERNATIONAL, INC.

By:	/s/ Paul A. Maleh
Paul A. Maleh
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Paul Maleh and Daniel Mahoney, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing that they, or either of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities as of August 3rd, 2023.

Signature	Title

/s/ Paul A. Maleh	President, Chief Executive Officer and Chairman of the Board
Paul A. Maleh	(Principal Executive Officer)

/s/ Daniel K. Mahoney	Chief Financial Officer, Executive Vice President and Treasurer
Daniel K. Mahoney	(Principal Financial Officer and Principal Accounting Officer)
/s/ Thomas A. Avery	Director
Thomas A. Avery

/s/ Richard D. Booth	Director
Richard D. Booth

/s/ William F. Concannon	Director
William F. Concannon

/s/ Christine R. Detrick	Director
Christine R. Detrick

/s/ Robert W. Holthausen	Director
Robert W. Holthausen

/s/ Alva H. Taylor	Director
Alva H. Taylor

/s/ Heather E. Tookes	Director
Heather E. Tookes